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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) August 15, 1996
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                           Organik Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


        Washington                 0 - 18935                    81 - 0440517
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(State or Other Jurisdiction      (Commission                  (IRS Employer
     of Incorporation)            File Number)               Identification No.)


     1919 - 70th Avenue West, Tacoma, Washington                     98466
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     (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone Number, including area code          (206) 564-1400
                                                   -----------------------------

                                 (Inapplicable)
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

     (Inapplicable)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     By Stock Purchase Agreement ("Agreement") dated August 15, 1996 between the registrant and Emerald Apparel, Inc. ("Emerald"), registrant has agreed to acquire all of the outstanding shares of capital stock of Emerald in exchange for 2,000,000 shares of common stock of registrant, plus an additional 3,000,000 shares of such common stock contingent upon the registrant's earning certain amounts of Net Income Before Taxes (as defined) in the current and two subsequent fiscal years, as follows:

          (a) Up to 1,000,000 such shares of common stock shall be issued at the rate of 4 shares for each dollar of Net Income Before Taxes between $0 and $250,000 earned during registrant's fiscal year ended July 31, 1997;

          (b) Up to an additional 1,000,000 such shares shall be issued at the rate of 4 shares for each dollar of Net Income Before Taxes between $250,000 and $500,000 earned during registrant's fiscal year ended July 31, 1998; and

          (c) Up to an additional 1,000,000 such shares shall be issued at the rate of 4 shares for each dollar of Net Income Before Taxes between $500,000 and $750,000 earned during registrant's fiscal year ended July 31, 1999.

          In the Agreement, Emerald represents and warrants that it has the ability to obtain, and shortly following the closing under the Agreement will obtain, orders for the manufacture and delivery of approximately $3,000,000 in fleece, knit shirts and shorts apparel items from major U. S. retailers, and that Emerald has or will arrange for production and financing for all such orders booked. In the Agreement, Emerald also represents and warrants that it is newly formed, has never had any operations and has no indebtedness of any type whatsoever, including no obligations for back wages or salaries, no fees to professionals, and no obligations to trade creditors. Emerald does not have a material amount of assets.

          Pursuant to the Agreement, Barry Watson and A. J. Salomon, who are principals of Emerald, have been appointed President and Chief Executive Officer, and Secretary-Treasurer and Chief Financial Officer, respectively, of the registrant. Also, registrant's official By-Laws have been amended to increase the number of Directors of registrant to eight, and Messrs. Watson and Salomon, together with Dean Sanders, have been appointed to registrant's Board of Directors. In the Agreement, Emerald represents and warrants that, subject to any action to the contrary by the Board of Directors or shareholders of registrant, Messrs. Watson, Sanders and Salomon will continue to serve as managers of registrant for at least 12 months following the Closing under the Agreement. Registrant's former President and Chief Executive Officer, William Bryson, Chief Financial Officer, William Gould, and Vice-Chairman of the Board and Director, Matthew Gensler, resigned those positions in June 1996. Set forth below is certain relevant biographical information concerning Messrs. Watson, Saloman and Sanders.

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     Barry Watson has spent the greater part of his apparel career in retail sales as buyer, merchandiser, product development manager, designer, and store manager. A graduate of the Wal-Mart Institute of Management, Mr. Watson recently directed the $350 million men's apparel division of Sam's Club, and prior to that was employed by Macy's, Emporium-Capwell, May Company, Carter-Hawley-Hale, Wal-Mart and Gottschalk's. As a product development manager, Mr. Watson spent twelve years designing and developing apparel lines. While at the May Company, Mr. Watson was responsible for the development of the CHRISTOPHER BROOKS line, and while at Carter-Hawley-Hale, he developed the NEIL-MARTIN label. In addition to design and development, Mr. Watson is experienced in sourcing apparel manufacturing in the Far East, Central and South America, the United States and Canada.

     A. J. Salomon, founder and president of Stafford & Company, consults in the acquisition of public companies and has operated his own development company engaged in construction, financing and marketing of real estate in the Western United States. Mr. Salomon is the owner of Capay Cattle Company and for eight years operated Sierra National Bank, a nine-branch national bank in Northern California, for which he served as chairman of the board. Beginning as a broker and financial consultant in the acquisition and sale of commercial real estate, Mr. Salomon expanded his operations over the years to include construction, property management, land acquisition and real estate marketing.

     Dean Sanders has served in most departments during his over 20-year career with Wal-Mart Stores, his most recent position being CEO and president of Sam's Club, from which he retired in 1995. While Mr. Sanders was CEO of Sam's Club, that company grew from 150 clubs to over 430 and developed Sam's Club Super Centers, outlets that combine grocery store operations with retail operations in a common center. Sam's Club currently has annual revenues of over $20 billion.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

     (Inapplicable)

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) On August 16, 1996 , John R. Gilbert, Chairman of registrant's Audit Committee, advised registrant's independent accountants, Price Waterhouse LLP, that with the acquisition of Emerald, registrant would have a complete change in management and that the new management plans to solicit proposals for new auditors, thereby dismissing Price Waterhouse LLP as auditors. The decision to change accountants has been approved by registrant's Audit Committee.

     The audit reports of Price Waterhouse LLP on the financial statements of registrant for registrant's last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was either opinion qualified or modified as to uncertainty, audit scope, or accounting principles, except that their report on the financial statements for the year ended July 31, 1994 included an emphasis of matter paragraph regarding registrant's recurring losses and declining cash position. During registrant's two most recent fiscal years and the subsequent interim

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periods preceding such termination, there have been no disagreements with Price
Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. There have occurred no "reportable events" within the meaning of
Item 304(a)(1)(v) of Regulation S-K during registrant's two most recent fiscal years and the subsequent interim periods preceding such termination.

     The registrant has requested that Price Waterhouse LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter dated August 21, 1996 is filed as
Exhibit 16 hereto.

     (b) Registrant contemplates that new auditors will be engaged to audit registrant's financial statements for the fiscal year ended July 31, 1996 as soon as the closing of the books for that fiscal year have been completed.

ITEM 5   OTHER EVENTS.

     (Inapplicable)

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     (Inapplicable)

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The following Exhibits are filed with this Current Report on Form 8-K:

          EXHIBIT                            DOCUMENT
          -------                            --------

            2.1 Stock Purchase Agreement dated August 15, 1996 with Emerald Apparel, Inc.

            4.1 Letter dated August 16, 1996 from John R. Gilbert on behalf of registrant's Audit Committee to Rick Greaves of Price Waterhouse LLP

            4.2 Letter dated August 21, 1996 from John R. Gilbert on behalf of registrant's Audit Committee to Richard D. Greaves of Price Waterhouse LLP requesting that it furnish the Commission with a letter stating whether or not it agrees with the statements of registrant in
                         Item 4(a) of this Current Report on Form 8-K


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          EXHIBIT                            DOCUMENT
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            16           Letter dated August 21, 1996 from Price Waterhouse LLP.

ITEM 8.   CHANGE IN FISCAL YEAR.

     (Inapplicable)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Organik Technologies, Inc.
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                                                  (Registrant)

Date:   August 21, 1996                      By:  /s/ Finn E. Walstad
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                                                  (Finn E. Walstad)
                                                  Senior Vice-President